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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K of Fedders Corporation of our report dated October 6, 1994, included in the 1994 Annual Report to Shareholders of Fedders Corporation.

Our audits also included the financial statement schedules of Fedders Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-98475, No. 33-4628, No. 33-26740, No. 33-31332 and No. 33-55054)
pertaining to the Employee Stock Option Plans of Fedders Corporation of our report dated October 6, 1994 with respect to the consolidated financial statements and schedules of Fedders Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended August 31, 1994.



                                                            /s/Ernst & Young
                                                            Ernst & Young



MetroPark, New Jersey
November 4, 1994